TO THE SECRETARY OF IDS LIFE
INSURANCE COMPANY OF NEW YORK

By a Consent in Writing in Lieu of a Meeting of the Board of Directors received by the Secretary on April 17, 1996, the Board of Directors of IDS Life Insurance Company of New York:

         RESOLVED, That IDS Life of New York Flexible Portfolio Annuity Account, comprised of one or more subaccounts, was established as a separate account in accordance with Section 4240 New York Insurance Law and New York Insurance Regulation 47; and

         RESOLVED FURTHER, That the proper officers of the Corporation were authorized and directed to establish such subaccounts within such separate account as they determine to be appropriate; and

         RESOLVED FURTHER, that the proper officers of the Corporation were authorized and directed, as they may deem appropriate from time to time and in accordance with applicable laws and regulations to establish further any subaccounts and change the designation of the separate account to another designation.

As President of IDS Life Insurance Company of New York, I hereby establish, in accordance with the above resolutions and pursuant to authority granted by the Board of Directors, 105 additional subaccounts within the separate account. Three of each such subaccounts will invest in the following funds or portfolios:

AXPsm Variable Portfolio - Blue Chip Advantage Fund
AXPsm Variable Portfolio - Bond Fund
AXPsm Variable Portfolio - Capital Resource Fund
AXPsm Variable Portfolio - Cash Management Fund
AXPsm Variable Portfolio - Diversified Equity Income Fund
AXPsm Variable Portfolio - Extra Income Fund
AXPsm Variable Portfolio - Federal Income Fund
AXPsm Variable Portfolio - Global Bond Fund
AXPsm Variable Portfolio - Growth Fund
AXPsm Variable Portfolio - International Fund
AXPsm Variable Portfolio - Managed Fund
AXPsm Variable Portfolio - New Dimensions Fund
AXPsm Variable Portfolio - Small Cap Advantage Fund
AXPsm Variable Portfolio - Strategy Aggressive Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
American Century VP International Fund
American Century VP Value Fund
Fidelity Variable Insurance Products Fund III - Growth and Income Portfolio - Service Class
Fidelity Variable Insurance Products Fund III - Mid Cap Portfolio -
Service Class
Fidelity Variable Insurance Products Fund - Overseas Portfolio -
Service Class
Franklin Templeton Variable Insurance Products Trust - Real Estate Securities Fund - Class 2
Franklin Templeton Variable Insurance Products Trust - Templeton International Smaller Companies Fund - Class 2
Franklin Templeton Variable Insurance Products Trust - Value Securities
Fund - Class 2

Goldman Sachs Variable Insurance Trust CORE Small Cap Equity Fund
Goldman Sachs Variable Insurance Trust CORE U.S. Equity Fund
Goldman Sachs Variable Insurance Trust Mid Cap Value Fund
Lazard Retirement Series - Lazard Retirement International Equity Portfolio Putnam VT International New Opportunities Fund - Class IB Shares
Putnam VT Vista Fund - Class IB Shares
Royce Capital Fund - Royce Micro-Cap Portfolio
Third Avenue Variable Series Trust - Third Avenue Value Portfolio
Wanger Advisors Trust - Wanger International Small Cap
Wanger Advisors Trust - Wanger U.S. Small Cap
Warburg Pincus Trust - Emerging Growth Portfolio

Further, in accordance with the above resolutions and pursuant to the authority granted by the Board of Directors of IDS Life Insurance Company of New York, I hereby change the designation of IDS Life of New York Flexible Portfolio Annuity Account to IDS Life of New York Variable Annuity Account.

In accordance with the above resolutions and pursuant to authority granted by the Board of Directors of IDS Life Insurance Company of New York, the Unit Investment Trust comprised of IDS Life of New York Flexible Portfolio Annuity Account and consisting of 14 subaccounts is hereby reconstituted as IDS Life of New York Variable Annuity Account consisting of 119 subaccounts.


/s/Timothy V. Bechtold
   Timothy V. Bechtold


Received by the Secretary:

/s/Eric L. Marhoun
   Eric L. Marhoun


Date:  November 19, 1999